News Release

Investor Relations Contacts:
Sravan Emany
Senior Vice President, Strategy, Treasury & Investor Relations
(609) 936-2488
sravan.emany@integralife.com

Michael Beaulieu
Director, Investor Relations
(609) 750-2827
michael.beaulieu@integralife.com

Media Contact:
Laurene Isip
Senior Director, Global Corporate Communications
(609) 750-7984
laurene.isip@integralife.com

Integra LifeSciences Reports First Quarter 2019 Financial Results
Reported revenues amounted to $359.7 million; organic revenues increased 3.1%
GAAP and adjusted earnings per diluted share were $0.38 and $0.65, respectively
The Company reaffirms reported and organic revenue guidance for the full-year 2019

Plainsboro, New Jersey, April 24, 2019 - Integra LifeSciences Holdings Corporation (NASDAQ: IART), a leading global medical technology company, today reported financial results for the first quarter ending March 31, 2019.
First Quarter 2019 Highlights

•	Reported revenues were $359.7 million, an increase of 0.7% compared to the first quarter of 2018, and organic revenues increased 3.1% over the first quarter of 2018;

◦	Reported revenues in the Codman Specialty Surgical segment decreased (0.7)% compared to the first quarter of 2018;

◦	Reported revenues in the Orthopedics and Tissue Technologies segment increased 3.4% compared to the first quarter of 2018;

◦	Foreign currency exchange rate changes negatively impacted reported revenues by $5.3 million in the first quarter of 2019;

•	GAAP gross margin was 64.2% and adjusted gross margin was 68.4%, an increase of 460 basis points and 180 basis points, respectively, compared to the first quarter of 2018;

•	GAAP earnings per diluted share were $0.38, compared to $0.14 in the first quarter of 2018;

•	Adjusted earnings per diluted share were $0.65, reflecting an increase of 12.1% over the first quarter of 2018;

•	The Company is reaffirming its revenue guidance for the full-year 2019, which includes total reported revenues of $1.515 billion to $1.525 billion and organic revenue growth of approximately 5%;

•
The Company is raising its GAAP earnings per diluted share to a new range of $1.46 to $1.53, from its prior range of $1.36 to $1.43, due to a one-time foreign tax benefit. The Company is reaffirming its adjusted earnings per diluted share of $2.65 to $2.72.

"We met our total revenue target and delivered better than expected profitability in the first quarter, while also achieving several significant milestones related to the Codman integration," said Peter Arduini, Integra's president and chief executive officer. "We expect sequential improvements in our top line growth as we move past the disruption associated with the integration and ERP conversion and begin to benefit from multiple new product introductions."
The company reported GAAP net income of $32.8 million, or $0.38 per diluted share, in the first quarter of 2019, compared to GAAP net income of $11.0 million, or $0.14 per diluted share, in the first quarter of 2018. The increase in GAAP net income is a result of improved gross margins, lower acquisition and integration costs, lower interest expense and a one-time tax benefit in Switzerland.
Adjusted net income for the first quarter of 2019 was $56.4 million, an increase of 22.2% from the prior year's first quarter. Adjusted earnings per diluted share for the first quarter of 2019 was $0.65, an increase of 12.1% over the prior year's quarter.
Adjusted EBITDA for the first quarter of 2019 was $87.4 million, or 24.3% of revenue, compared to $83.2 million, or 23.3% of revenue, in the first quarter of 2018. This improvement was driven by higher gross margins, largely due to favorable product mix and manufacturing efficiencies.
2019 Full-Year Outlook
The Company is reaffirming its revenue guidance for the full-year 2019, which includes total reported revenues of $1.515 billion to $1.525 billion and organic revenue growth of approximately 5%. The Company is raising its GAAP earnings per diluted share to a new range of $1.46 to $1.53, from its prior range of $1.36 to $1.43, due to a one-time tax benefit. The Company is reaffirming its adjusted earnings per diluted share of $2.65 to $2.72.
"The strength of our gross margins contributed to adjusted earnings per share exceeding the high-end of our first quarter guidance range, and gives us increased confidence in our full-year 2019 targets," said Glenn Coleman, Chief Financial Officer.
In the future, the company may record, or expects to record, certain additional revenues, gains, expenses, or charges as described in the Discussion of Adjusted Financial Measures below, which will be excluded from the calculation of adjusted EBITDA, adjusted earnings per share for historical periods and in adjusted earnings per share guidance.

Conference Call and Presentation Available Online
Integra has scheduled a conference call for 8:30 AM ET today, Wednesday, April 24, 2019, to discuss financial results for the first quarter and forward-looking financial guidance. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.
Integra's management team will reference a presentation during the conference call. The presentation can be found on investor.integralife.com.
Access to the live call is available by dialing (855) 719-5012 and using the passcode 1392893. The call can also be accessed via a webcast link provided on investor.integralife.com. A replay of the call will be available through April 29, 2019 by dialing (888) 203-1112 and using the passcode 1392893. The webcast will also be archived on the website.

About Integra
Integra LifeSciences is a global leader in regenerative technologies, neurosurgical and extremity orthopedic solutions dedicated to limiting uncertainty for clinicians, so they can focus on providing the best patient care. Integra offers a comprehensive portfolio of high quality, leadership brands that include AmnioExcel®, Bactiseal®, Cadence®, Certas™, Codman®, CUSA®, DuraGen®, DuraSeal®, ICP Express®, Integra®, MediHoney®, MicroFrance®, PriMatrix®, Salto Talaris®, SurgiMend®, TCC-EZ®, Titan™ and VersaTru™.  For the latest news and information about Integra and its brands, please visit www.integralife.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties and reflect the Company's judgment as of the date of this release.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. Some of these forward-looking statements may contain words like “will,” “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements contained in this news release include, but are not limited to, statements concerning future financial performance, including projections for revenues, expected revenue growth (both reported and organic), GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, non-GAAP adjustments such as acquisition and integration-related charges, litigation charges, impairment charges, intangible asset amortization, structural optimization charges, EU Medical Device Regulation-related charges and income tax expense (benefit) related to non-GAAP adjustments and other items.  It is important to note that the Company’s goals and expectations are not predictions of actual performance.  Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited, to the following: the Company's ability to execute its operating plan effectively; the Company’s ability to achieve sales growth in a timely fashion and execute on its channel expansion in its Orthopedics and Tissue Technologies segment; the Company’s ability to successfully integrate the Codman Neurosurgery business and other acquired businesses, including the realignment of acquired global sales territories; the Company's ability to manufacture and ship sufficient quantities of its products to meet its customers' demands; the ability of third-party suppliers to supply us with raw materials and finished products; global macroeconomic and political conditions; the Company's ability to manage its direct sales channels effectively; the sales performance of third-party distributors on whom the Company relies to generate revenue for certain products and geographic regions; the Company's ability to maintain relationships with customers of acquired entities and businesses; physicians' willingness to adopt and third-party payors' willingness to provide or maintain reimbursement for the Company's recently launched, planned and existing products; initiatives launched by the Company's competitors; downward pricing pressures from customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems violations; fluctuations in hospitals' spending for capital equipment; the Company's ability to comply with and obtain approvals for products of human origin and comply with regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions, the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, and control non-product costs; the Company’s ability to achieve anticipated growth rates, margins and scale and execute its strategy generally; the amount and timing of acquisition and integration-related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States and internationally; fluctuations in foreign currency exchange rates; the amount of our bank borrowings outstanding and other factors influencing liquidity; and the economic, competitive, governmental, technological, and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2018 and information contained in subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide certain non-GAAP measures, including organic revenues, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted net income, adjusted earnings per diluted share, free cash flow and adjusted free cash flow conversion. Organic revenues consist of total revenues excluding the effects of currency exchange rates, revenues from current-period acquisitions and product discontinuances. Adjusted EBITDA consists of GAAP net income excluding: (i) depreciation and amortization; (ii) other income (expense); (iii) interest income and expense; (iv) income tax expense (benefit); and (v) those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income, excluding: (i) structural optimization charges; (ii) acquisition and integration-related charges; (iii) litigation charges; (iv) EU Medical Device Regulation-related charges; (v) discontinued product lines charges; (vi) intangible asset amortization expense; (vii) income tax impact from adjustments. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. The measure of free cash flow consists of GAAP net cash provided by operating activities less purchases of property and equipment. The adjusted free cash flow conversion measure is calculated by dividing free cash flow by adjusted net income.

Reconciliations of GAAP revenues to adjusted revenues and GAAP Adjusted Net Income to adjusted EBITDA, and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share all for the quarters ended March 31, 2019 and 2018, and the free cash flow and free cash flow conversion for the quarters ended March 31, 2019 and 2018, appear in the financial tables in this release.

The Company believes that the presentation of organic revenues and the other non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Total revenues, net	$359,690	$357,082

Costs and expenses:
Cost of goods sold	128,912	144,222
Research and development	18,321	18,325
Selling, general and administrative	174,870	163,566
Intangible asset amortization	5,279	5,390
Total costs and expenses	327,382	331,503

Operating income	32,308	25,579

Interest income	2,428	76
Interest expense	(13,149)	(18,768)
Other income, net	3,236	2,245
Income before taxes	24,823	9,132
Income tax benefit	(7,933)	(1,860)
Net income	$32,756	$10,992

Net income per share:
Diluted net income per share	$0.38	$0.14

Weighted average common shares outstanding for diluted net income per share	86,258	79,834

Segment revenues and growth in total revenues excluding the effects of currency exchange rates, divested products and discontinued products are as follows:
(In thousands)

	Three Months Ended March 31,
	2019	2018	Change
Codman Specialty Surgical	$234,568	$236,115	(0.7)%
Orthopedics and Tissue Technologies	125,122	120,967	3.4%
Total revenues	$359,690	$357,082	0.7%

Impact of changes in currency exchange rates	5,256	—
Less contribution of revenues from divested products(1)	(1,438)	(2,566)
Less contribution of revenues from discontinued products(1)	(2,987)	(4,909)
Total organic revenues	$360,521	$349,607	3.1%

(1) Organic Revenues have been adjusted for prior year 2018 to account for divested and discontinued products

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Three Months Ended March 31, 2019

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort.(d)	Tax(e)
Structural optimization charges	4,797	1,092	3,705	—	—	—
Acquisition and integration-related charges(1)	19,463	1,391	16,397	1,675	—	—
Litigation charges	1,249	—	1,249		—	—
EU Medical Device Regulation charges	1,109	—	1,109		—	—
Discontinued product lines charges	1,400	1,400	—	—	—	—
Intangible asset amortization expense	16,628	11,349	—	—	5,279	—
Estimated income tax impact from above adjustments and other items(2)	(20,994)	—	—	—	—	(20,994)
Total adjustments	$23,652	$15,232	$22,460	$1,675	$5,279	$(20,994)

Depreciation expense	10,464	—	—	—	—	—

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	R&D - Research and development

d)	Amort. - Intangible asset amortization

e)	Tax - Income tax expense (benefit)

(1) Acquisition and integration-related charges are associated with the Codman Neurosurgery acquisition and include banking, legal, consulting, systems, and other expenses.
(2) Includes a one-time tax benefit of $10.8 million related to a federal tax holiday in Switzerland granted in March 31, 2019

Three Months Ended March 31, 2018
(In thousands)

Item	Total Amount	COGS (a)	SG&A (b)	Amort. (c)	Tax (d)
Structural optimization charges	1,603	1,005	598	—	—
Acquisition and integration-related charges(1)	28,886	12,287	16,599	—	—
Intangible asset amortization expense	16,944	11,554	—	5,390	—
Estimated income tax impact from above adjustments and other items	(12,279)	—	—	—	(12,279)
Total adjustments	$35,154	$24,846	$17,197	$5,390	$(12,279)

Depreciation expense	10,152	—	—	—	—

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	Amort. - Intangible asset amortization

d)	Tax - Income tax expense (benefit)

(1) Acquisition and integration-related charges are associated with the Derma Sciences and Codman Neurosurgery acquisitions and include banking, legal, consulting, systems, and other expenses.

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME TO ADJUSTED EBITDA
(UNAUDITED)
(In thousands)

	Three Months Ended March 31,
	2019	2018

GAAP net income	$32,756	$10,992
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	27,092	27,096
Other income, net	(3,236)	(2,245)
Interest expense, net	10,721	18,692
Income tax benefit	(7,933)	(1,860)
Discontinued product lines charges	1,400	—
Structural optimization charges	4,797	1,603
Litigation Charges	1,249	—
EU Medical Device Regulation charges	1,109	—
Acquisition and integration-related charges(1)	19,463	28,886

Total of non-GAAP adjustments	54,662	72,172
Adjusted EBITDA	$87,418	$83,164

(1) Acquisition and integration-related charges are associated with the Derma Sciences and Codman Neurosurgery acquisitions and include banking, legal, consulting, systems, and other expenses.

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018

GAAP net income	$32,756	$10,992
Non-GAAP adjustments:
Structural optimization charges	4,797	1,603
Acquisition and integration-related charges(1)	19,463	28,886
EU Medical Device Regulation charges	1,109	—
Litigation Charges	1,249	—
Discontinued product lines charges	1,400	—
Intangible asset amortization expense	16,628	16,944
Estimated income tax impact from adjustments and other items(2)	(20,994)	(12,279)

Total of non-GAAP adjustments	23,652	35,154
Adjusted net income	$56,408	$46,146

Adjusted diluted net income per share	$0.65	$0.58
Weighted average common shares outstanding for diluted net income per share	86,258	79,834

(1) Acquisition and integration-related charges are associated with the Derma Sciences and Codman Neurosurgery acquisitions and include banking, legal, consulting, systems, and other expenses.
(2) Includes a one-time tax benefit of $10.8 million related to a federal tax holiday in Switzerland granted in March 31, 2019

CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	March 31, 2019	December 31, 2018

Cash and cash equivalents	$157,025	$138,838
Accounts receivable, net	279,072	265,737
Inventories, net	286,962	280,347

Debt facilities	1,238,775	1,210,513

Stockholders' equity	$1,397,030	$1,375,796

CONDENSED STATEMENT OF CASH FLOWS
(UNAUDITED)

(In thousands)

	Three Months Ended March 31,
	2019	2018

Net cash provided by operating activities	$29,484	$41,531
Net cash used in investing activities	(15,806)	(9,298)
Net cash provided by (used in) financing activities	5,393	(20,886)
Effect of exchange rate changes on cash and cash equivalents	(884)	3,114

Net increase in cash and cash equivalents	$18,187	$14,461

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP OPERATING CASH FLOW TO
MEASURES OF FREE CASH FLOW AND FREE CASH FLOW CONVERSION
(UNAUDITED)
(In thousands)

	Three Months Ended March 31,
	2019	2018
Net cash provided by operating activities	$29,484	$41,531

Purchases of property and equipment	(16,086)	(15,387)
Free cash flow	13,398	26,144

Adjusted net income(1)	$56,408	$46,146
Adjusted free cash flow conversion	23.8%	56.7%

	Twelve Months Ended March 31,
	2019	2018
Net cash provided by operating activities	$187,640	$127,194

Purchases of property and equipment	(78,440)	(49,699)
Adjusted free cash flow	109,200	77,495

Adjusted net income(1)	$213,716	$168,636
Adjusted free cash flow conversion	51.1%	46.0%

(1) Adjusted net income for quarters ended March 31, 2018 and 2019 are reconciled above. Adjusted net income for remaining quarters in the trailing twelve months calculation have been previously reconciled and are publicly available in the Quarterly Earnings Call Presentations on our website at investor.integralife.com under Events & Presentations.

The Company calculates adjusted free cash flow conversion by dividing its free cash flow by adjusted net income. The Company believes this measure is useful in evaluating the significance of the cash special charges in its adjusted earnings measures.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GUIDANCE

	Recorded Year to Date	Projected Year Ended
(In millions, except per share amounts)	March 31, 2019	December 31, 2019
		Low	High
GAAP net income	$32.8	127.0	133.0
Non-GAAP adjustments:
Structural optimization charges	4.8	22.0	22.0
Litigation charges	1.2	1.2	1.2
Acquisition and integration charges	19.5	45.4	45.4
Discontinued product lines charges	1.4	1.4	1.4
Intangible asset amortization expense	16.6	65.0	65.0
EU Medical Device Regulation-related charges	1.1	10.0	10.0
Estimated income tax impact from adjustments and other items(1)	(21.0)	(41.0)	(41.0)
Total of non-GAAP adjustments	23.6	104.0	104.0
Adjusted net income	$56.4	$231.0	$237.0

GAAP diluted net income per share	$0.38	$1.46	$1.53
Non-GAAP adjustments detailed above (per share)	$0.27	$1.20	$1.20
Adjusted diluted net income per share	$0.65	$2.65	$2.72

Weighted average common shares outstanding for diluted net income per share	86.3	87.0	87.0

GUIDANCE - SPECIAL CHARGES

Item	YTD Amount	FY Guidance	COGS	SG&A	R&D	Amort.	Tax
Structural optimization charges	4.8	22.0	8.0	14.0	—	—	—
Litigation charges	1.2	1.2	—	1.2	—	—	—
Acquisition-related charges	19.5	45.4	7.0	36.4	2.0	—	—
Discontinued product lines charges	1.4	1.4	1.4	—	—	—	—
Intangible asset amortization expense	16.6	65.0	44.0	—	—	21.0	—
EU Medical Device Regulation-related charges	1.1	10.0	—	10.0	—	—	—
Estimated income tax impact from adjustments and other items(1)	(21.0)	(41.0)	—	—	—	—	(41.0)
Total	23.6	104.0	60.4	61.6	2.0	21.0	(41.0)

(1) Includes a one-time tax benefit of $10.8 million related to a federal tax holiday in Switzerland granted in March 31, 2019